As filed with the Securities and Exchange Commission on November 9, 2010

Registration No. 000-54119

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 10
Amendment No. 1

GENERAL FORM FOR REGISTRATION OF SECURITIES
Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

Awesome Living, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation or organization)	27-3101494 (I.R.S. Employer Identification No.)

9595 Wilshire Blvd., Suite 900 Beverly Hills, California (Address of principal executive offices)	90212 (Zip Code)

Registrant's telephone number, including area code:
(310) 998-8909

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
None	N/A

Securities to be registered pursuant to Section 12(g) of the Act:
Common Stock, par value $0.001 per share

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definition of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

Information Required in Registration Statement

Cross-Reference Sheet Between the Information Statement and Items of Form 10

Our information statement is filed on Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the information statement.

Item 1.    Business

The information required by this item is contained under the sections "Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Our Business" of the information statement, which sections are incorporated herein by reference.

Item 1A.    Risk Factors

The information required by this item is contained under the section "Risk Factors" of the information statement, which section is incorporated herein by reference.

Item 2.    Financial Information

The information required by this item is contained under the section "Management's Discussion and Analysis of Financial Condition and Results of Operations" of the information statement, which section is incorporated herein by reference.

Item 3.    Properties

The information required by this item is contained under the section "Properties" of the information statement, which section is incorporated herein by reference.

Item 4.    Security Ownership of Certain Beneficial Owners and Management

The information required by this item is contained under the section "Security Ownership of Certain Beneficial Owners and Management" of the information statement, which section is incorporated herein by reference.

Item 5.    Directors and Executive Officers

The information required by this item is contained under the section "Management" of the information statement, which section is incorporated herein by reference.

Item 6.    Executive Compensation

The information required by this item is contained under the section "Executive Compensation" of the information statement, which section is incorporated herein by reference.

Item 7.    Certain Relationships and Related Transactions, and Director Independence

The information required by this item is contained under the sections "Management" and "Certain Relationships and Related Party Transactions" of the information statement, which sections are incorporated herein by reference.

Item 8.    Legal Proceedings

The information required by this item is contained under the section "Legal Proceedings" of the information statement, which section is incorporated herein by reference.

Item 9.    Market Price of and Dividends on the Registrant's Common Equity and Related Stockholder Matters

The information required by this item is contained under the sections "The Spin-Off," "Dividend Policy," "Market Price of Our Common Equity and Related Stockholder Matters," "Management" and "Description of Our Capital Stock" of the information statement, which sections are incorporated herein by reference.

Item 10.    Recent Sales of Unregistered Securities

The information required by this item is contained under the section "Recent Sales of Unregistered Securities" of the information statement, which section is incorporated herein by reference.

Item 11.    Description of Registrant's Securities to be Registered

The information required by this item is contained under the section "Description of Our Securities" of the information statement, which section is incorporated herein by reference.

Item 12.    Indemnification of Officers and Directors

The information required by this item is contained under the section "Limitation of Liability and Indemnification of Directors and Officers" of the information statement, which section is incorporated herein by reference.

Item 13.    Financial Statements and Supplementary Data

The information required by this item is contained under the sections "Summary" and "Financial Statements" of the information statement, which sections are incorporated herein by reference.

Item 14.    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

None.

Item 15.    Financial Statements and Exhibits

(a)    Financial Statements.    The information required by this item is contained under the section "Index to Financial Statements" beginning on page F-1 of the information statement, which section is incorporated herein by reference.

(b)    Exhibits.    The following documents are filed as exhibits hereto:

Exhibit Number	Exhibit Description

2.1	Contribution Agreement between uKarma and Awesome Living (1)

3.1	Articles of Incorporation of Awesome Living (1)

3.2	Bylaws of Awesome Living (1)

4.1	Specimen common stock certificate of Awesome Living (1)

10.1	Employment Agreement between Bill Glaser and Awesome Living (1)

10.2	Employment Agreement between Fred E. Tannous and Awesome Living (1)

10.3	Consulting Agreement between Fred E. Tannous and Awesome Living (1)

10.4	Amended and Restated Merger Agreement between Galen Capital Corporation, Innolog Holdings Corporation, uKarma Corporation, and CGG Merger Sub Corporation, dated August 11, 2010 (2)

10.5	Consulting Agreement between uKarma Corporation and Erick Paskel, dated April 19, 2006 (2)

99.1	Information Statement of Awesome Living (2)

(1)	Filed on September 15, 2010 as an exhibit to our Registration Statement on Form 10, and incorporated herein by reference.
(2)	Filed herewith.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: November 9, 2010

AWESOME LIVING, INC.

By:	/s/ Bill Glaser
Bill Glaser Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

2.1	Contribution Agreement between uKarma and Awesome Living (1)

3.1	Articles of Incorporation of Awesome Living (1)

3.2	Bylaws of Awesome Living (1)

4.1	Specimen common stock certificate of Awesome Living (1)

10.1	Employment Agreement between Bill Glaser and Awesome Living (1)

10.2	Employment Agreement between Fred E. Tannous and Awesome Living (1)

10.3	Consulting Agreement between Fred E. Tannous and Awesome Living (1)

10.4	Amended and Restated Merger Agreement between Galen Capital Corporation, Innolog Holdings Corporation, uKarma Corporation, and CGG Merger Sub Corporation, dated August 11, 2010 (2)

10.5	Consulting Agreement between uKarma Corporation and Erick Paskel, dated April 19, 2006 (2)

99.1	Information Statement of Awesome Living (2)

(1)	Filed on September 15, 2010 as an exhibit to our Registration Statement on Form 10, and incorporated herein by reference.
(2)	Filed herewith.